UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

CHINA ARMCO METALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Water Park Drive, Suite 98 San Mateo, CA		94403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 212-7620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Director

On May 4, 2012, the Board of Directors (the “Board”) of China Armco Metals, Inc. (the “Company”) received resignation of Tao Pang from the position of a member of the Board of the Company and a member of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Company, effective immediately. The Board accepted Mr. Pang’s resignation on May 4, 2012. Mr. Pang’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices.

(b)	Appointment of Director

On May 4, 2012, the Board of the Company appointed Weiping Shen to serve as a member of the Board of the Company and a member of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Company, effective immediately.

A brief description of the background experience of our new director is as follows:

Weiping Shen, age 41

Mr. Shen has been acting as the partner of Shanghai Milestone Assets Management Co., Ltd. since May 2011, where he is the chief researcher and has developed strict investment research practice systems and procedures. Prior to that, Mr. Shen was a TV show host, commenter and journalist with Shanghai Yicai Media Co., Ltd. from July 2003 to May 2011, during which time he hosted shows on the financial channel and was recognized as one of the "Top Ten Outstanding Young Chinese Financial Practitioners in Shanghai".

Being a financial commenter and journalist at the financial channel, Mr. Shen has developed considerable experience in investment research and management and built-up a large network in the media industry and the capital market in China, which we believe enables him to provide insightful advice to the Company’s management and helps enhance the Company's public image in China.

Compensation Arrangements

In connection with Mr. Shen’s appointment to the Board of the Company and committees of the Company, the Company has agreed to compensate Mr. Shen 50,000 shares of the Company’s restricted common stock which will vest 50% on September 30, 2012 and 50% on May 3, 2013.   Mr. Shen is not entitled to any cash compensation pursuant to the arrangements with the Company.  All approved expenses incurred on behalf of the Company by Mr. Shen are eligible for full reimbursement.

Term of Office

Mr. Shen is appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws.

Transactions with Related Persons

Mr. Shen has not had any transactions with related persons.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Date: May 10, 2012	By:	/s/ Kexuan Yao
Name: Kexuan Yao Title: President and Chief Executive Officer